                                                                    EXHIBIT 10.1

[Portions herein identified by ** have been omitted pursuant to a request for confidential treatment and have been filed separately with the Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934]


                          ACQUISITION MASTER AGREEMENT

      MASTER AGREEMENT ("Agreement") made as of January 22, 2003, by and THE TRAVEL CHANNEL, L.L.C. ("TRV"), a Delaware corporation, with offices at 7700 Wisconsin Avenue, Bethesda, Maryland 20814, on the one hand, and WORLD POKER TOUR L.L.C. ("Grantor"), with offices at 1041 North Formosa Avenue, Formosa Building, Suite 99, West Hollywood, CA 90046, on the other hand.

      TRV wishes to license from Grantor, and Grantor wishes to license to TRV, ceratin rights in program(s) in accordance with the terms set forth herein and in the Standard Terms and Conditions set forth in Exhibit A and the attachment(s) ("Attachment(s)") to be attached hereto. Defened terms used in this Agreement are set forth in Exhibit B.

      Now therefore, in consideration of the foregoing and of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

I.    Program:

      The Program(s) licensed are set forth in the applicable attachment.

II.   License Fee:

      TRV shall pay the License Fee set forth in the applicable Attachment in accordance with the payment terms set forth therein.

III.  Grant of Rights:

      TRV shall have the exclusive right, license and privilege to exhibit, market, distribute, transmit, perform and otherwise exploit each Program an unlimited number of times on any DCI Service in the media ("Media") and territory ("Territory") and for the License Period ("Exhibition Period") set forth in the application Attachment.

IV.   Erasure

      Upon expiration or termination of this Agreement, TRV shall erase or destroy all copies of the Materials in its possession.

V.    Standard Terms and Conditions

      The parties agree that the Standard Terms and Conditions attached hereto as Exhibit A, the definitions attached hereto as Exhibit B and all Attachments shall be deemed as part of this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth below.

WORLD POKER TOUR, L.L.C.                                      THE TRAVEL CHANNELL, L.L.C.





By:  /s/ Steven Lipscomb                                      By:  /s/ Daniel W. Russell
   --------------------------------------------------            -------------------------------------------------

Printed Name:   Steven Lipscomb                               Printed Name:  Daniel W. Russell
             ----------------------------------------                      ---------------------------------------

Title:  CEO                                                   Title:  V. P. Programming
      -----------------------------------------------               ----------------------------------------------

Date:  2/28/03                                                Date:
     ------------------------------------------------              -----------------------------------------------


DISCOVERY NETWORKS, US

By:  /s/ Michael Cascio
   --------------------------------------------------

Printed Name:  Michael Cascio
             ----------------------------------------

Title:  EVP/GM
      -----------------------------------------------

Date:   3/6/2003
      -----------------------------------------------





                               Exhibit B - Page 2

              PART OF AGREEMENT BETWEEN THE TRAVEL CHANNEL, L.L.C.

                           AND WORLD POKER TOUR L.L.C.

                          DATED AS OF JANUARY 22, 2003

                                    EXHIBIT A

                          STANDARD TERMS AND CONDITIONS

      The following terms and conditions shall apply to the Agreement to which this Exhibit is attached:

      1.    OPTION

      Unless otherwise set forth in the applicable Attachment, TRV shall have two (2) exclusive option(s) ("Option(s)") to extend the License Period for the Programs, individually or collectively, in any or all of the Territories for an additional period of one (1) year (the "Option Period"), upon the same terms and conditions set forth herein and at the Option Fee specified in the applicable Attachment. Such Option shall be exercised by written notice to Grantor not later than 30 days prior to the expiration of the then current License Period or Option Period, as the case may be.

      2.    EXCLUSIVITY

      Except as permitted by TRV hereunder, no Program, nor any elements or versions thereof, shall be exhibited within the Territory during the License Period by means of Television.

      3.    MATERIALS

      3.1 Grantor shall, at Grantor's expense, deliver to DCI, all of the program materials ("Materials") set forth in Exhibit B to the Attachment for each Program at the address set forth in the applicable Attachment, or such other address as TRV may designate, no later than the Delivery Date specified in such Attachment.

      3.2 TRV shall examine the Materials within sixty (60) days after receipt to determine if the Materials comply with all applicable TRV standards. If the Materials do not comply with such standards in any respect, TRV shall have the right to correct such defects at the Grantor's reasonable cost, or to require Grantor to replace promptly the unacceptable Materials. TRV agrees that if, TRV determines, in its sole discretion, that time permits, it shall contact Grantor and require Grantor to replace promptly the unacceptable materials prior to undertaking to correct such defects itself. If TRV corrects the problem, TRV may either (i) offset the costs incurred by TRV against the License Fee payable to Grantor, or (ii) bill Grantor for such costs and Grantor shall promptly reimburse TRV for any such costs upon receipt of DCI's invoice. TRV may make such copies of the Materials as it shall require to exercise its rights hereunder.

      3.3 Delivery of all the Materials by the Delivery Date for each Program is of the essence of this Agreement. In the event of any failure of timely delivery by Grantor, in addition to any other rights which it may have, TRV shall have the right to immediately terminate this Agreement as it relates to the applicable Program, or if DCI, in its discretion, elects to accept such Program, TRV may reschedule the start of the License Period, in DCI's sole discretion.


                               Exhibit A - Page 1

The Materials delivered to TRV hereunder shall be duplicate copies, and TRV expressly disclaims liability for any damage or loss to any original master delivered by Grantor to DCI.

      4.    CONSIDERATION

      4.1 TRV shall have no obligation to Grantor to exercise any or all of its rights hereunder, and for each Program, TRV shall have fully discharged its duties hereunder by paying Grantor the applicable License Fee specified in the Agreement.

      4.2 In making payment of the License Fee provided in the applicable Attachment, TRV shall withhold all taxes that may be required to be withheld. If TRV fails to withhold any taxes, TRV may (a) require Grantor to reimburse TRV in the amounts that should have been withheld; or (b) deduct the amounts that should have been withheld from future payments (if any).

      5.    INCIDENTAL RIGHTS

      5.1 DCI, its subsidiaries, affiliates, representatives and agents shall have the right:

            (a) To advertise, promote, and publicize the Program, TRV and/or DCI's affiliated programming services worldwide in all medial including theme parks ("Publicity"). Publicity may incorporate any elements from the Program and elements created by or for DCI. In connection therewith, Grantor will deliver to TRV a reasonable quantity of publicity materials, including but not limited to pressbooks, artwork, slides and seals. DCI's right to use the publicity materials hereunder include, without limitation, use in connection with industry awards events which feature the Program during or after the License Period. No use hereunder shall constitute an endorsement of any other product or service.

            (b) To edit, modify or alter the Program in any manner, including but not limited to the right to dub subtitle and/or voiceover in any language and other customizations, and to include the Program as part of an anthology or series of programs under the Program's title or another title provided that any Program included as part of an anthology or series must be shown in its entirety. TRV shall own all elements it creates ("TRV Program Elements").

      5.2 Unless otherwise specified in the applicable Attachment, TRV shall have the right to edit, remove, and/or reposition the Program credits, provided TRV with exhibit the customary credits (e.g. writer, producer, director, talent). TRV shall have the right to include credits for TRV production personnel in connection with the Program. The total running length of program credits, including TRV credits, shall not exceed thirty (30) seconds. Casual or inadvertent failure by TRV to accord any credit shall not be deemed to a material breach. Upon written notice TRV shall take reasonable steps to prospectively cure any credit defeat.

      6.    WARRANTIES

      Grantor hereby represents and warrants as follows:

      6.1 Grantor has the right to enter into this Agreement and perform all obligations hereunder.



                               Exhibit A - Page 2

      6.2 To the extent applicable and unless otherwise set forth in the applicable Attachment, each Program licensed hereunder shall be documentary in nature and shall not contain any endorsement of any product or service. In order to maintain DCI's worldwide reputation as a premier source of highly credible, non-fiction programming, all statements of fact contained in the Program(s) shall be true and accurate and shall be substantiated by adequate research in keeping with generally accepted standards for first-class documentary film makers. Moreover, all dramatizations and reenactments shall be clearly identified as such. Without limiting any additional rights TRV may have under this Agreement, Grantor shall assume all costs reasonably incurred by TRV in order to correct any factual inaccuracies contained in the Program as of the date of delivery.

      6.3 Grantor has paid or will pay all charges, taxes, license fees and other amounts that have been or may become owed in connection with each Program or the exercise of any rights granted herein and there are no pending claims, liens, charges, restrictions or encumbrances on any Program or on such rights.

      6.4 The exercise of the rights granted herein by TRV and its successors, licensees, and assignees will not violate any law, regulation or right of any kind whatsoever or give rise to any actionable claim or liability. Each Program is free of any moral rights or comparable obligations to any third party.

      6.5 No claims have been made or are pending against Grantor or any other individual or entity arising out of any exhibition of the Program, if any such exhibition has been made.

      TRV hereby represents and warrants as follows:

      6.6 TRV has the right to enter into this Agreement and perform all obligations hereunder. The person executing this agreement on behalf of TRV is fully empowered to do so.

      6.7 TRV shall exercise only those rights granted to TRV hereunder and shall not permit any use of the Programs in any manner which is inconsistent with the provisions of this Agreement.

      6.8 There is no present or threatened litigation which might impair TRV's ability to perform its obligations under this Agreement.

      7.    INDEMNITY

      Each party shall at all times indemnify and hold harmless the other party, its affiliates, licensees, assignees and parent, subsidiary and affiliated companies, and the officers, directors, shareholders, employees and agents of all such entities against and from any and all claims, damages, liabilities , costs and expenses (including without limitation, reasonable outside counsel fees and disbursements) arising out of any breach or alleged breach by it of any representation, warranty or other provisions hereof. In the event of any claim or service of process upon a party involving the indemnification hereinbefore set forth, the party receiving such notice shall promptly notify the other of the claim. The indemnifying party will promptly adjust, settle, defend or otherwise dispose of such claim at its sole cost. If it so elects, the indemnified party shall have the right as its sole cost to engage its own counsel in connection


                               Exhibit A - Page 3
with such claim. In the event that the indemnitee determines that the indemnitor is not diligently and continuously defending any such claim, the indemnitee shall have the right, on its own behalf and as attorney-in-fact for indemnitor, to adjust, settle, defend or otherwise dispose of such claim. Any cost incurred by the indemnitee in connection therewith shall be promptly reimbursed by the indemnitor, and if the indemnitor fails to so reimburse the indemnitee, the indemnitee shall be entitled to deduct such amounts from any other sums payable to the indemnitor under the Agreement.

      8.    PROTECTION OF COPYRIGHT

      8.1 Grantor shall take all reasonable steps to protect all copyrights pertaining to each Program from infringement and will institute such action and proceedings as may be reasonable to prevent any unauthorized use, reproduction, exhibition or exploitation by third parties of each Program or any part thereof, or the material on which the Program is based which may be in contravention of the rights granted to TRV hereunder.

      8.2 If Grantor elects not to take any action in the event of any infringement of copyright or of TRV's rights hereunder, Grantor shall so notify TRV promptly and TRV shall have the right, but not the obligation, to take such action as TRV shall deem reasonable in the circumstances. In the event that Grantor elects not to take any action in the event of any infringement of copyright or of TRV's rights hereunder, Grantor hereby appoints TRV its attorney-in-fact to act in its name to prevent any unauthorized use, reproduction, exhibition or exploitation of any Program or any part thereof. Any damages awarded or settlement payments made as a result of any action taken by TRV shall remain DCI's property.

      9.    INSURANCE

      Grantor shall secure a policy of Producer's (Errors and Omissions) liability insurance applicable to the exhibition of the Program hereunder, having limits of at least $1,000,000 per occurrence, $3,000,000 in the aggregate, and a deductible of no more than $10,000, with respect to each loss or claim involving the same offending act, failure to act, or matter whether made by one or more persons and regardless of frequency of repetition relating to the Program and insuring Grantor against all liability assumed by Grantor hereunder. Such policy shall be secured at Grantor's own cost and shall be maintained throughout the License Period. The insurance obtained by Grantor pursuant to this paragraph 9 shall name TRV as an additional insured. Promptly after securing such policy but in no event later than the Delivery Date, Grantor shall furnish TRV with a customary certificate attesting to such insurance and outlining its terms and limits.

      10.   RELATIONSHIP OF PARTIES

      Nothing contained in this Agreement shall create any partnership or joint venture between the parties. Neither party may make binding commitments on the part of the other, except as otherwise specifically agreed hereunder. This Agreement is not for the benefit of any third party not a signatory hereto and shall not be deemed to give any right or remedy to such party whether referred to herein or not.

                               Exhibit A - Page 4

      11.   NOTICES

      Notices shall be in writing and delivered by personal delivery: first class certified or registered mail, return receipt requested; U.S. Express Mail or an express overnight service (such as Federal Express); telecopier (with confirmation and concurrent mailing), addressed as set forth in the Agreement or such other address designated by a party in writing. Notice shall be deemed to have been given when actually received.

      12.   DEFAULT

      If Grantor defaults in the performance fog any of its material obligations hereunder (with the exception of a default in deliver which is covered in paragraph 3.3 hereof) and such default shall not be cured within ten (10) days after written notice thereof to Grantor, or if Grantor becomes insolvent, or if a petition under any bankruptcy act shall be filed by or against Grantor which petition, if filed against Grantor, shall not have been dismissed within sixty
(60) days thereafter, or if Grantor executes and assignment for the benefit of creditors, or if a receiver is appointed for the assets of Grantor, or if Grantor takes advantage of any insolvency or any other like statute (any of the above acts are hereinafter called "Event of Default"), then TRV may, in addition to any and all other rights which it may have against Grantor, terminate this Agreement by giving written notice to Grantor at any time after the occurrence of an Event of Default. Notwithstanding such termination, warranties and representations set forth herein shall remain in full force and effect.

      13.   MISCELLANEOUS

      13.1 This Agreement contains the entire understanding and supersedes all prior understandings between the parties relating to the subject matter herein and this Agreement cannot be changed or terminated except in a writing executed by both parties. This Agreement may not be assigned by either party without the prior written consent of the other. Notwithstanding the foregoing, either party may assign this Agreement to a parent subsidiary or affiliate or to a company to which either party is sold or into which either party is merged or consolidated; provided such assignments shall not relieve the assigned party of its obligations hereunder. Each party will upon the other's request, promptly furnish to the other copies of such agreements or other documents as the other may reasonably desire in connection with any provisions of this Agreement.

      13.2 All provisions hereof shall be kept strictly confidential by the parties and may not be disclosed without prior written consent (except that each party may disclose such matters, to the extent reasonably necessary, to its attorneys, auditors, consultants, shareholders and other fiduciaries, provided such fiduciaries commit in writing to abide by the confidentiality provisions set forth in this subparagraph). Grantor shall not issue any non-incidental or derogatory public or press statements about the Program in the Territory without DCI's prior written permission.

      13.3 If either party is materially hampered from performing hereunder by reason of any law, natural disaster, labor controversy, war, or any similar event ("Force Majeure") failure to perform shall not be deemed a breach of or default under this Agreement and neither party shall be liable to the other therefore. If a Force Mejeure continues for more than four (4) weeks, then upon notice, TRV may terminate this Agreement as it relates to the applicable Program without


                               Exhibit A - Page 5
further liability to Grantor, except for appropriate payment or adjustment in regard to payments to be made hereunder. If any, prior to termination.

      13.4 This Agreement shall be construed and enforced under the laws of the State of New York. Grantor and TRV hereby consent to and submits to the jurisdiction of the federal and state courts located in the State of New York. Grantor and TRV waive any defenses based upon lack of personal jurisdiction or venue, or inconvenient forum.

      13.5 If any provision herein is unenforceable then such provision shall be of no effect on any other provision hereof.

      13.6 No waiver of any breach hereof shall be deemed a waiver of any other breach hereof.

      13.7 Rights and remedies granted to TRV hereunder are cumulative. The exercise of one shall not diminish or affect any other rights or remedies at law or in equity. Grantor's sole remedy under this Agreement shall be an action at law for damages: Grantor shall not be entitled to equitable relief.

      13.8 Grantor acknowledges that the names and marks "DSC", "Discover Channel", "TLC", and any other TRV (or any DCI subsidiary or affiliate) trademarks and any logos and variations incorporating the same, are as between Grantor and TRV the exclusive property of TRV and that Grantor has not and will not acquire any proprietary or exploitation rights thereto by reason of the Agreement unless expressly provided for herein.



                               Exhibit A - Page 6

              PART OF AGREEMENT BETWEEN THE TRAVEL CHANNEL, L.L.C.

                           AND WORLD POKER TOUR L.L.C.

                          DATED AS OF JANUARY 22, 2003

                                    EXHIBIT B

                                  DEFINED TERMS

MEDIA

      (i) "DCI Services" shall mean any content services in which Discovery Communications, Inc. ("DCI") has an ownership interest or controls or shares content decisions, or to which DCI supplies content to be packaged with a DCI trademark or logo including the Discovery Channel logo. TLC logo, Animal Planet logo, Travel Channel logo, Discovery Health logo, Discovery Kids logo, discovery.com logo, Discovery HD Theater logo or any other DCI logo or trademark.

      (ii) "Direct Response Home Video" shall mean the distribution, licensing, sale, rental, and/or exploitation via any analog or digital medium (e.g. without limitation, video cassettes, DVDs, digital videodiscs, compact videodiscs or in any other analogous format now known or hereafter invented), directly to consumers via any DCI-controlled outlet (including, without limitation, any TRV services, any DCI-controlled catalogue and any DCI-controlled retail store), for private viewing of the visual images and synchronized audio-track by means of playback device which causes a visual image on the screen of a television receiver, computer or comparable device, where both the playback device and the receiver are located in the same location.

      (iii) "Home Video" shall mean the distribution, licensing sale, rental and/or exploitation via any analog or digital medium (e.g., without limitation, video cassettes, DVD's, digital videodiscs, compact videodiscs or in any other analogous format now known or hereafter invented) for private viewing of the visual images and synchronized audio-track by means of playback device which causes a visual image on the screen of a television receiver, computer or comparable devices, where both the playback device and the receiver are located in the same location.

      (iv) "Institution Non-Theatrical Media" shall mean the distribution, exhibition, licensing, sale, rental and/or exploitation on video cassettes, videodiscs, closed circuit or in any other analogous format, now known or hereafter invented to schools, libraries, churches, museums, summer camps, private businesses and other markets customarily referred to as "school", "educational", "instructional" or "institutional": provided, institutional Non-Theatrical Media shall not include any distribution to any person, entity or venue (including but not limited to those described above) for any exploitation or exhibition to audiences where a charge for admission is made.

      (v) "Non-Standard Television" shall mean transmission to individual or multiple receivers by all means of technology, whether now existing or hereafter invented other than Standard Television. "Non-Standard Television" shall include, without limitation, transmission by means of cable, direct broadcast satellite, pay DTT, LFTV, CATV, SMATV, MMDS, TVRO,



                               Exhibit B - Page 1
microwave, wireless cable, online, DSL, ADSL, via file server, telephonic scrambled UHF, super stations and closed circuit television systems.

      (vi) "On-Line Rights" shall mean the right to reproduce, copy, modify, adapt, create derivatives, use or otherwise exploit all or any portion of the Program, elements and/or versions thereof in combination with or as a composite of other consent of any nature, including but not limited to, text data, photographs, illustrations and/or video or audio segments or any combination of the foregoing, and to transmit or deliver the resulting combination or composite production by means of any telecommunications system or any broadcast technology (whether now known or hereafter developed) whether analog or digital, capable of reception and display on and/or through electronic devices (e.g. personal computers, network computers, televisions, handheld devices, cell phones or other reception devices whether now known or hereafter devised) using a central processing unit to access content, irrespective of whether such networks or devices are open or proprietary, public or private or whether a fee is charged or a subscription or membership is required in order to access such networks or devices. For the avoidance of doubt this encompasses, without limitation, any services distributed by means of the worldwide matrix of interconnecting computers using the TCP/IP protocols or subsequent technologies and/or protocols such as, but not limited to the "Internet" or "World Wide Web" or higher speed connections.

      (vii) "Standard Television" shall mean television distribution by a UHF or VHF television broadcast station or by unencrypted digital transmission, the video and audio portions of which are intelligibly receivable without charge by means of standard roof top or television, set built-in antennas; provided, for purposes of this Agreement the broadcast like those in England by the SBC in which a license fee, tax or similar charge is made for use of a television shall be considered Standard Television. Without limiting the foregoing, Standard Television shall include conventional, over-the-air television as well as the collection of retransmission copyright royalties related thereto.

      (viii) "Television" shall mean all forms of Standard Television and Non-Standard Television.

      (ix) "Transportation Non-Theatrical Media" shall mean the distribution, licensing, sale, rental, and/or exploitation on video cassettes, videodiscs or in any other analogous format now existing or thereafter invented, to airline, rail, cruise and other markets customarily referred to as "In-flight" or "transportation" (including, without limitation, air, rail or cruise transportation bearing the flag of any country within the Territory or based in any country within the Territory, traveling to any country within or outside the territory).

TERRITORIES

      (i) "Africa Territory" shall mean Algeria, Angola, Benin, Botswana, Burkina Feso, Burundi, Cameroon, Cape Verde, Central African Republic, Chad, Comoros Islands, Congo, Djibouti, Egypt, Equatorial Guinea, Eritrea, Ethiopia, Gabon, Gambler, Ghana, Guinea, Guinea Bissau, Ivory Coast, Kenya, Lesotho, Liberia, Libya, Madagascar, Malawi, Mali, Mascerenes Islands, Mauritania, Mayotte, Morocco, Mozambique, Namibia, Niger, Nigeria, Reunion,


                               Exhibit B - Page 2

Rwanda, San Tome & Prinolpe, Senegal, Seychelles, Sierra Leona, Somalia, South Africa, Sudan, Swaziland, Tanzania, Togo, Tunisia, Uganda, Western Sahara, Zalte, Zambia, Zimbabwe.

      (ii) "Canadian Territory" shall mean Canada, its territories, commonwealths, instrumentalities and protectorates.

      (iii) "Caribbean Territory" shall mean Anguilla, Antigua, & Barbuda, Aruba, Bahamas, Barbados, Bermuda, British Virgin Islands, Cayman Islands, Cuba, Dominica, Dominican Republic, Grenada, Guadeloupe, Haiti, Jamaica, Martinique, Montserrat, Netherland Anilities, Puerto Rico, St. Lucia, St. Kitts & Nevis, St. Vincent & Grenadines, Trinidad & Tobago, Turks & Calicos Islands, U.S. Virgin Islands.

      (iv) "Central/South Asian Territory" shall mean the following:
Afghanistan, Brunei, Cambodia, China, Hong Kong, Indonesia, Japan, Laos, Macao, Malaysian, Mongolia, Mauritius, Myanmar, North Korea, Papua New Guinea, Philippines, Seychelles Islands, Singapore, South Korea, Taiwan, Thailand, Vietnam.

      (v) "European Territory" shall mean Albania, Belgium, Bosnia, Bulgaria, Commonwealth of Independent States, Croatia, Cyprus, Czech Republic, Estonia, Finland, Greece, Hungary, Iceland, Kingdom of Denmark, Latvia, Lithusola, Luxembourg, Macedonia, Malta, Norway, Poland, Romania, Slovakia, Slovenia, Sweden, The Netherlands, Yugoslavia (also known as Serbia and Montanegro).

      (vi) "German Territory" shall mean Austria, Germany, Liechtenstein, Luxembourg, Switzerland, South Tyrol.

      (vii) "Iberia Territory" shall mean Andorra, Portugal, Spain.

      (viii) "India Territory" shall mean Bangladesh, Bhutan, India, Maldives, Nepal, Pakistan, Sri Lanka.

      (ix) "Italy Territory" shall mean Capodietria, Italy, Malta, San Marino, Switzerland, Vatican City.

      (x) "Latin America Territory" shall mean Argentina, Belize, Bolivia, Brazil, Chile, Columbia, Costa Rica, Ecuador, El Salvador, Falkland Islands, French Guyana, Guatemala, Guyana, Haiti, Honduras, Mexico, Nicaragua, Panama, Paraguay, Peru, Suriname, Uruguay, Venezuela and the Caribbean Territory (as defined above).

      (xi) "Middle East Territory" shall mean Armco, Bahrain, Cyprus, Iran, Iraq, Israel, Jordan, Kuwait, Lebanon, Oman, Palestine, Qatar, Saudi Arabia, Syria, Turkey, United Arab Emirates, Yemen.

      (xii) "North American Territory" shall mean the United States Territory and the Canadian Territory.

      (xiii) "Pacific Rim Territory" shall mean Australia, New Zealand, American Samoa, Cook Islands, Fiji, French Polynesia, Guam, Kiribati Islands, Marshall Islands, Microneala,


                               Exhibit B - Page 3

Nauru, New Caledonia, Nive, North Mariana Islands, Palau, Solomon Islands, Tonga, Tuvalu, Vanuatu, Wallis & Fortuna Islands, Western Samoa.

      (xiv) "UK Territory" shall mean the United Kingdom of Great Britain, Northern Ireland, Eire, Isle of Man and the Channel Islands.

      (xv) "United States Territory" shall mean the United States, its territories, possessions, commonwealths, instrumentalities, protectorates and military bases.





                               Exhibit B - Page 4

                                     Page 1
                           ATTACHMENT FOR NEW PROGRAM

     DATED JANUARY 22, 2003 TO ACQUISITION AGREEMENT DATED JANUARY 22, 2003 BETWEEN THE TRAVEL CHANNEL, L.L.C AND WORLD POKER TOUR L.L.C., located at 1041 North Formosa Avenue, Formosa Building, Suite 99, West Hollywood, CA
                                      90046

      1.    PROGRAMS

TITLE:   EPISODE              COM,         MEDIA                  TERRITORY     LICENSE PERIOD              LICENSE FEE
NAME                          RUN
                              TIME
World Poker Tour:  A          120:00       Non-Standard           United        With respect to the          **
13-event poker league         minutes      Television on any      States        United States
culminating in the World                   DCI Service            Territory     Territory, *commencing
Poker Tour championship.                                                        on the earlier of (a)
(13 episodes)                                                                   the first exhibition
                                                                                of the applicable
                                                                                episode in the
                                                                                relevant Territory;
                                                                                and (b) the date July
                                                                                1, 2003.

                                                           TOTAL LICENSE FEE: **

      2.    DELIVERY MATERIALS AND DATE(S)

      The Program Materials shall be delivered in accordance with Exhibit D attached hereto.

      3.    LICENSE FEE AND PAYMENT SCHEDULE

      The Total License Fee shall be payable in accordance with the Payment Schedule attached hereto as Exhibit C.

      4.    ADDITIONAL PROGRAMS/FIRST NEGOTIATION, LAST REFUSAL

            A. Producer hereby grants to TRV an exclusive right of first negotiation and last refusal with respect to the development and/or production of any additional program(s) covering or presenting poker tournaments (e.g., World Poker Tour II) ("Additional Program(s)"). Producer agrees to notify TRV in writing in the event Producer (either itself or through any other entity) elects to produce any Additional Program(s) and the parties shall negotiate exclusively for a period of ** (**) days after TRV's receipt of such notice with respect to the terms and conditions for TRV's participation in the exploitation of such Additional Program(s).

            B. If the foregoing negotiations between the parties with respect to such Additional Program(s) do not result in an agreement, Producer shall thereafter be free to enter into negotiations with any third party with respect to such Additional Program(s), provided, Producer will notify TRV in writing of the material terms of any third-party offer Producer would like to accept, and TRV shall thereafter have a period of ** (**) days to match and preempt such offer by giving Producer written notice of its acceptance of the material terms contained in the notice to TRV. If TRV fails to match and preempt the third-party offer, Producer will be free to accept such third-party offer. In event the third-party offer shall not materialize into an agreement with the third party, the last refusal rights of TRV shall be in full force and effect with respect to any succeeding third-party offer(s). However, in the event the third-party offer does materialize into an agreement with the third-party, the rights of first negotiation and last refusal of TRV shall terminate.

            C. In the event that Producer decides not to produce any Additional Program(s) itself and TRV expresses a desire to produce such Additional Programs itself or through a third party, Producer agrees to negotiate with TRV in good faith the terms for the use of Producer's copyrightable elements in such Additional Programs.

      5.    HOLDBACK

      Except as authorized by TRV hereunder, neither the Program, nor any elements thereof (including outtakes) or versions thereof shall be exhibited on Television in the United States Territory prior to or during the License Period. TRV acknowledges and agrees that, in the event that TRV is not involved in the production of the Additional Programs, Producer shall have the right to use up to three minutes (3:00) of consecutive footage and up to five minutes (5:00) of footage in the aggregate from the Program in, or in connection with, such Additional Program.

      6.    PREMIERE STATUS

      Grantor represents and warrants that the Program has not been and will not be exhibited on any form of Television within the Territory prior to the commencement of the License Period.

      7.    CREDITS

      A. The parties agree that the Program and all versions thereof shall contain the production credit for TRV and Producer as set forth below in all media in the Territory. At its option and expense, TRV may substitute another TRV entity in the production credit or remove its credit.

                 PRODUCED BY WORLD POKER TOUR FOR TRAVEL CHANNEL

      B. The parties agree that the Program and all versions thereof shall contain the production credit for TRV in the end titles as set forth below in all media outside of the Territory. At its option and expense, TRV may substitute another TRV entity in the production credit or remove its credit.

         PRODUCED BY WORLD POKER TOUR IN ASSOCIATION WITH TRAVEL CHANNEL

      C. Producer shall receive an on-screen logo credit in the Program.

      D. Steven Lipscomb shall receive sole Executive Producer credit in the Program. Notwithstanding the foregoing, TRV shall be entitled to include a Network Executive Producer credit in the TRV credits section of the Program.

      E. Producer may remove the TRV credit outside of the United States Territory only if Producer can demonstrate to TRV in writing that the TRV credit would prevent sales of the Program to a third party.

      F. TRV agrees not to remove any of the credits listed in the Credit Exhibit attached hereto ("Exhibit E"). Nothing herein shall restrict TRV's ability to reposition or speed up the credits as set forth in the Master Agreement.

      8.    ADDITIONAL PROVISIONS

      A. Neither party shall have the right to sell sponsorship rights (i.e. "Sponsor presents . . .") to the first season of the Program. For purposes of clarity, this clause is not meant to restrict any of DCI's other rights with regards to the sales of its commercial inventory or any other type of ad sales.

      B. Notwithstanding anything to the contrary herein, TRV acknowledges and agrees that the Program will include background banners naming the specific WPT Charter Member Casino or hotel sponsoring the event is being filmed ("Hotel Banners"). For purposes of clarity, TRV shall have the right to eliminate or blur out the name and/or logo of any other entity on the Hotel Banner, if any. No other advertisements or banners shall be included in the Program except to the extent required by pre-existing agreements with the following sponsors:
Cardplayer Magazine, Cardplayer Cruises, Mountain Valley Spring Water, Mastriani Fashions ("Vegas" Clothing Store), and Poker MBA (a book published by Harper-Collins) banners.

      C. If TRV does not exhibit each episode of the Program at least two (2) times by the latter of: (a) October 31, 2003, or (b) the date three (3) months after delivery and acceptance of the final episode of the Program to TRV then TRV's Non-Standard Television rights shall become non-exclusive.

      D. Producer acknowledges that TRV deems the provision by Producer of the personal services of Steve Lipscomb as Executive Producer all times during and in connection with the production of the Program is of the essence of this Attachment and a material inducement to TRV entering into this Attachment.

      E. Notwithstanding anything to the contrary herein or in the Master Agreement, TRV shall have the right to creative and editorial input throughout, and approval over, all aspects of pre-production, production, post-production and completion of the Program (the "Production Activities"). TRV may be present during the Production Activities and shall designate person(s) as representative(s) for production approvals required herein. Materials submitted for approval shall be clearly indicated as such. TRV approvals shall be exercised within ten (10) business days of receipt of material, except TRV shall have a reasonable amount of time to approve final delivery of all Program Materials; silence shall not be deemed an approval.

      F. The Program shall be delivered to TRV free of encumbrances (other than music performance society payments to ASCAP, BMI, SESAC and each of their foreign affiliates) including, without limitation, liens, security interests, collective bargaining agreements, residual or reuse obligations and moral rights or attribution obligations so that TRV may exercise its rights hereunder without any payments or obligations to any third party. Producer shall obtain written releases and/or licenses for all elements in the Program (e.g. stock footage and photos, people, music, graphics and other artwork, trademarks and locations) as necessary to ensure that the Program is in compliance with the preceding sentence ("Written Releases"). While Producer is solely responsible for the form and substance of Written Releases, several sample releases, which may be used as a general guide, are attached hereto as Exhibit C. Producer may not include in the Program any encumbered elements without prior written approval from TRV.

      G. For purposes of clarity, Producer shall be entitled to promote and publicize the World Poker Tour event itself or the individual events comprising the World Poker Tour. Producer acknowledges and agrees that TRV shall have the exclusive right to control the promotion and publicity regarding the Program. TRV shall consult with Producer with regards to the form and content of press releases created by TRV regarding the Program.

      H. TRV acknowledges and agrees that it has not, as a result of this Agreement, or as a result of its exercise of any of its editorial approvals hereunder, acquire an ownership interest in whole or in part in the Program or the copyright therein.

      I. For purposes of clarity, TRV acknowledges and agrees that paragraph 1 of Exhibit A of the Master Agreement shall not apply to this Attachment.

      J. TRV acknowledges and agrees that it shall not have the right to repurpose this Program.

      K. TRV acknowledges and agrees that the provisions of paragraph 6.2 of Exhibit A of the Master Agreement shall only apply to the extent that factual statements are being made by a narrator in a voiceover, or through on-screen graphics but shall not apply to statements made by tournament participants.

      L. **

      9.    INCLUSION OF STANDARD TERMS AND CONDITIONS

      The parties agree that except as expressly modified hereby, the Master Agreement shall be ratified, confirmed and included herein. In the event of any inconsistency between the terms of this Attachment and the Master Agreement, the terms of this Attachment shall govern.

      IN WITNESS WHEREOF, the parties hereto hereby execute this Attachment as of the date first specified above.

WORLD POKER TOUR, LLC                                         THE TRAVEL CHANNEL, L.L.C.


By:  /s/ Steven Lipscomb                                      By:  /s/ Daniel W. Russell
   --------------------------------------------------            -------------------------------------------------

Printed Name:   Steven Lipscomb                               Printed Name:  Daniel W. Russell
             ----------------------------------------                      ---------------------------------------

Title:  CEO                                                   Title:  V. P. Programming
      -----------------------------------------------               ----------------------------------------------

Date:  2/28/03                                                Date:
     ------------------------------------------------              -----------------------------------------------





DISCOVERY NETWORKS, US

By:  /s/ Michael Cascio
   --------------------------------------------------

Printed Name:  Michael Cascio
             ----------------------------------------

Title:  EVP/GM
      -----------------------------------------------

Date:   3/6/2003
      -----------------------------------------------



                               Exhibit C - Page 1
              PART OF AGREEMENT BETWEEN THE TRAVEL CHANNEL, L.L.C.
                          AND WORLD POKER TOUR, L.L.C.
                          DATED AS OF JANUARY 22, 2003


                                    Exhibit C

                                PAYMENT SCHEDULE

                               "WORLD POKER TOUR"

                                 January 6, 2003

      All payments hereunder are subject to satisfactory completion of the applicable Production Milestone and receipt of all contractually required cost accounting documentation per the Program Materials exhibit.

       1          Payable within 14 days of mutual execution of this               **
                  Agreement by both parties. (proof of production
                  insurance.)

       2          Payable on the delivery to and approval by DCI of                **                     **
                  proof of production insurance, program descriptions,
                  treatments, and rough cuts for programs 1-4, fine cuts
                  with scripts, draft credit lists, and promo reels for
                  programs 1&2, e-mailed Music Cue Sheets, with copies
                  of Title Report and/or E&O policy faxed to the PM,
                  program master, script materials, graphic reel and
                  DA-88s for program #1 (with production and legal
                  binders).

       3          Payable upon delivery to and approval by DCI of                  **                     **
                  program descriptions, treatments, and rough cuts for
                  programs 5&6, fine cuts with scripts, draft credit
                  lists, and promo reels for programs 3-5, e-mailed
                  Music Cue Sheets, program masters, script materials,
                  graphic reels and DA-88s for programs 2-4 (with
                  production and legal binders).

       4          Payable upon delivery to and approval by DCI of                  **                     **
                  program descriptions, treatments, and rough cuts for
                  programs 7-9, fine cuts with scripts, draft credit
                  lists, and promo reels for programs 6&7, e-mailed
                  Music Cue Sheets, program masters, script materials,
                  graphic reels and DA-88s for programs 5&6 (with
                  production and legal binders).

       5          Payable upon delivery to and approval by DCI of                  **                     **
                  program descriptions, treatments, and rough cuts for
                  program #10, fine cuts with scripts, draft credit
                  lists, and promo reels for programs 8-10, e-mailed
                  Music Cue Sheets, program masters, script materials,
                  graphic reels and DA-88s for programs 7&8 (with
                  production and legal binders).



                                                                Exhibit C Page 1




       6          Payable upon delivery to and approval by DCI of                  **                     **
                  program descriptions, treatments, and rough cuts for
                  programs 11-13, fine cuts with scripts, draft credit
                  lists, and promo reels for programs 9-13, e-mailed
                  Music Cue Sheets, program masters, script materials,
                  graphic reels and DA-88s for programs 9-13 (with
                  production and legal binders).

       7          Payable upon delivery to and approval by DCI of all              **                     **
                  Series Materials (Program and Legal Element Binders),
                  final cost report and completion of financial and
                  legal review of all materials.

      *     Payments may be adjusted in accordance with the Agreement

      * Producer agrees to return and overpayment by DCI to Producer within ten (10) business days of DCI's notice thereof


                                                                Exhibit C Page 2